As filed with the Securities and Exchange Commission on July 9, 2014

Registration No. 333-195551

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Westlake Chemical Partners LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2860	32-0436529
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

(713) 960-9111

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

L. Benjamin Ederington

Vice President, General Counsel and Secretary

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

(713) 960-9111

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David P. Oelman E. Ramey Layne Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	William N. Finnegan IV Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 3 is being filed solely for the purpose of filing an exhibit to the Registration Statement on Form S-1 (File No. 333-195551) and no changes or additions are being made hereby to the preliminary prospectus which forms a part of the Registration Statement or to Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15 and 17 of Part II of the Registration Statement have been omitted from this filing.

ITEM 16.	EXHIBITS.

See the Index to Exhibits on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Index to Exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 8, 2014.

Westlake Chemical Partners LP
By:	Westlake Chemical Partners GP LLC, its general partner

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ Albert Chao	President, Chief Executive Officer and Director (Principal Executive Officer)	July 8, 2014
Albert Chao

*	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	July 8, 2014
M. Steven Bender

*	Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 8, 2014
George Mangieri

*	Vice President, General Counsel, Secretary and Director	July 8, 2014
L. Benjamin Ederington

*By:	/s/ Albert Chao
Albert Chao Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number		Description

1.1**	—	Form of Underwriting Agreement

3.1***	—	Certificate of Limited Partnership of Westlake Chemical Partners LP

3.2**	—	Form of Amended and Restated Limited Partnership Agreement of Westlake Chemical Partners LP (included as Appendix A in the prospectus included in this Registration Statement)

4.1	—	Indenture dated as of January 1, 2006 by and among Westlake, the potential subsidiary guarantors listed therein and JPMorgan Chase Bank, National Association, as trustee (incorporated by reference to Westlake’s Current Report on Form 8-K, filed on January 13, 2006, File No. 1-32260)

4.2	—	First Supplemental Indenture dated as of January 13, 2006 by and among Westlake, the subsidiary guarantors party thereto and JPMorgan Chase Bank, National Association, as trustee (incorporated by reference to Westlake’s Current Report on Form 8-K, filed on January 13, 2006, File No. 1-32260)

4.3	—	Second Supplemental Indenture, dated as of November 1, 2007, among Westlake, the Subsidiary Guarantors (as defined therein) and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Westlake’s Current Report on Form 8-K, filed on December 18, 2007, File No. 1-32260)

4.4	—	Third Supplemental Indenture, dated as of July 2, 2010, among Westlake, the Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Westlake’s Current Report on Form 8-K, filed on July 8, 2010, File No. 1-32260)

4.5	—	Fourth Supplemental Indenture, dated as of December 2, 2010, among Westlake, the Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Westlake’s Current Report on Form 8-K, filed on December 8, 2010, File No. 1-32260)

4.6	—	Fifth Supplemental Indenture, dated as of December 2, 2010, among Westlake, the Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Westlake’s Current Report on Form 8-K, filed on December 8, 2010, File No. 1-32260)

4.7	—	Supplemental Indenture, dated as of December 31, 2007, among Westlake, WPT LLC, Westlake Polymers LLC, Westlake Petrochemicals LLC, Westlake Styrene LLC, the other subsidiary guarantors party thereto and The Bank of New York Trust Company, N.A. related to the 6 5/8% senior notes (incorporated by reference to Exhibit 4.6 to Westlake’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 20, 2008, File No. 1-32260)

4.8	—	Supplemental Indenture, dated as of December 31, 2007, among Westlake, WPT LLC, Westlake Polymers LLC, Westlake Petrochemicals LLC, Westlake Styrene LLC, the other subsidiary guarantors party thereto and The Bank of New York Trust Company, N.A. related to the 6 ¾% senior notes (incorporated by reference to Exhibit 4.7 to Westlake’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 20, 2008, File No. 1-32260)

4.9	—	Sixth Supplemental Indenture, dated as of July 17, 2012, among Westlake, the Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Westlake’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 16, 2012, File No. 1-32260)

Exhibit Number		Description

4.10	—	Seventh Supplemental Indenture, dated as of February 12, 2013, among Westlake, the Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.16 to Westlake’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 22, 2013, File No. 1-32260)

4.11	—	Supplemental Indenture, dated as of May 1, 2013, among North American Specialty Products LLC, a Delaware limited liability company, Westlake, the other Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Westlake’s Quarterly Report on Form 10-K, filed on July 31, 2013, File No. 1-32260)

4.12	—	Supplemental Indenture, dated as of June 1, 2013, among Westlake Pipeline Investments LLC, a Delaware limited liability company, Westlake, the other Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to Westlake’s Quarterly Report on Form 10-K, filed on July 31, 2013, File No. 1-32260)

4.13	—	Supplemental Indenture, dated as of June 1, 2013, among Westlake NG IV Corporation, a Delaware corporation, and Westlake NG V Corporation, a Delaware corporation, Westlake, the other Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.4 to Westlake’s Quarterly Report on Form 10-K, filed on July 31, 2013, File No. 1-32260)

5.1**	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1**	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

10.1**	—	Form of Contribution Agreement among WPT LLC and Westlake Chemical Partners LP

10.2**	—	Form of Contribution Agreement by and among Westlake Vinyls, Inc., Westlake Petrochemicals LLC, WPT LLC, Westlake Ethylene Pipeline Corporation, Westlake Longview Corporation, Westlake Chemical OpCo LP and Westlake Chemical OpCo GP LLC

10.3*	—	Form of Omnibus Agreement among Westlake Management Services, Inc., Westlake Chemical Partners GP LLC, Westlake Chemical Partners LP, Westlake Chemical OpCo GP LLC, Westlake Chemical OpCo LP, WPT LLC, Westlake Longview Corporation, Westlake Petrochemicals LLC, Westlake Vinyls, Inc., Westlake PVC Corporation, Westlake Styrene LLC, Westlake Polymers LLC and Westlake Vinyl Corporation

10.4††	—	Form of Ethylene Sales Agreement between Westlake Chemical OpCo LP, WPT LLC, Westlake Vinyls, Inc. and Westlake Petrochemicals LLC

10.5**	—	Form of Feedstock Supply Agreement between Westlake Petrochemicals LLC and Westlake Chemical OpCo LP

10.6**	—	Form of Services and Secondment Agreement by and between Westlake Chemical OpCo LP and Westlake Management Services, Inc., Westlake Vinyls, Inc., WPT LLC and Westlake Petrochemicals LLC

10.7***	—	Form of Site Lease Agreement between Westlake Vinyls, Inc. and Westlake Chemical OpCo LP

10.8***	—	Form of Site Lease Agreement between Westlake Petrochemical LLC and Westlake Chemical OpCo LP

10.9***	—	Form of Amended and Restated Limited Partnership Agreement of Westlake Chemical OpCo LP

10.10***	—	Unsecured Promissory Note between WPT LLC and Westlake Development Corporation

10.11†	—	Unsecured Promissory Note between Westlake Vinyls, Inc. and Westlake Development Corporation

Exhibit Number		Description

10.12†	—	Unsecured Promissory Note between Westlake Petrochemicals LLC and Westlake Development Corporation

10.13***	—	Form of Intercompany Revolving Credit Agreement between Westlake Chemical OpCo LP and Westlake Development Corporation

10.14**	—	Form of Westlake Chemical Partners LP Long-Term Incentive Plan

10.15**	—	Form of Registration Rights Agreement

10.16	—	Second Amended and Restated Credit Agreement dated as of September 16, 2011 by and among the financial institutions party thereto, as lenders, Bank of America, N.A., as agent, and Westlake and certain of its domestic subsidiaries, as borrowers, relating to a $400.0 million senior secured revolving credit facility (incorporated by reference to Westlake’s Current Report on Form 8-K/A, filed on June 27, 2014, File No. 1-32260)

10.17**	—	Form of Phantom Unit Agreement for Non-Employee Directors

21.1***	—	List of Subsidiaries of Westlake Chemical Partners LP

23.1***	—	Consent of PricewaterhouseCoopers LLP

23.2***	—	Consent of Wood Mackenzie Limited

23.3**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.4**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1***	—	Powers of Attorney (contained on signature page)

*	Provided herewith.
**	To be provided by amendment.
***	Previously provided.
†	The Unsecured Promissory Notes between Westlake Development Corporation and each of Westlake Vinyls, Inc. and Westlake Petrochemicals LLC are not filed because they are identical to Exhibit 10.10 except for the identity of the borrower.
††	Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request to be filed July 9, 2014. Such provisions have been filed separately with the Securities and Exchange Commission.